UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2008

CHIQUITA BRANDS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	1-1550	04-1923360
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 East Fifth Street, Cincinnati, Ohio 45202

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (513) 784-8000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On August 19, 2008, Hameico Fruit Trade, GmbH (the “Seller”), a subsidiary of Chiquita Brands International, Inc. (“Chiquita” or the “company”), completed the sale of 100% of the outstanding stock of Atlanta AG and subsidiaries (“Atlanta”) and certain real property assets owned by the Seller (the “Sale”) pursuant to the Sale and Purchase Agreement dated May 13, 2008 (the “Agreement”) with Univeg Fruit & Vegetables B.V. (“Univeg”), a subsidiary of De Weide Blik N.V.

The aggregate consideration for the Sale consisted of (i) approximately €65 million in cash (approximately $96 million based on the exchange rate on the date of the Sale), including agreed working capital and net debt adjustments, of which €5.5 million (approximately $8 million based on the same exchange rate) will be held in escrow for 18 months to secure any potential obligations of the Seller under the Agreement and (ii) certain contingent consideration to be determined at a later date(s) based on agreed future performance criteria. In connection with the Sale, the parties entered into a long-term strategic agreement under which Univeg will continue to serve as the company’s preferred supplier of banana ripening and distribution services in Germany, Austria and Denmark.

Additional details regarding the Sale are contained in the Current Report on Form 8-K filed May 19, 2008 and the Quarterly Report on Form 10-Q filed August 6, 2008.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 21, 2008, the company approved the form of Change in Control Severance Agreement (the “CIC Agreement”) to be entered into with each of its named executive officers other than its Chief Executive Officer. The CIC Agreements are substantially similar to those previously in effect for those named executives and generally entitle the executives to certain payments and benefits only in the event that they are involuntarily terminated without “cause” or resign for “good reason” within two years after a “change in control” (as each such term is defined in the CIC Agreement) that occurs prior to the third anniversary of the date of the CIC Agreement. The CIC Agreements will replace agreements that expired or will expire at various points during 2008 and which contained substantially the same terms, except as described below.

The CIC Agreements differ from the prior version of the agreement in that the new CIC Agreements (i) clarify that the vesting of equity awards made under the company’s stock and incentive plan in the future will now require both a “change in control” and an involuntary termination without “cause” or resignation for “good reason” and (ii) provide that cash or equity long-term performance-based awards will vest following a change in control based solely on continued employment though the performance period and, if there is a qualifying termination, shall vest on a pro rata basis, at the target level set forth in the award or program, based upon the portion of the performance period during which the executive was employed.

The CIC Agreements continue to provide (as was the case with the prior versions of the agreement) that if there is a qualifying termination of employment, the executive officer will be entitled to certain payments and benefits, including a lump sum severance payment equal to two times the sum of the executive officer’s annual salary and target annual incentive; a pro rata annual incentive award for the year of termination based upon the greater of the target annual incentive for the year of termination and the target incentive in effect during the year in which the change in control occurred; continuation of medical and other health and welfare benefits for up to two years (subject to reduction if the executive’s subsequent employer offers such benefits); vesting of all unvested stock options and restricted stock; and vesting (or payments in respect of) certain unvested 401(k) and Capital Accumulation Plan amounts. As was the case with the prior agreements, if the payments and benefits received by the executive officer are subject to the excise tax imposed by the Internal Revenue Code on “excess parachute payments,” the executive officer generally will be entitled to a “gross-up” payment such that his or her net payments after all taxes are equal to the payments that otherwise would be received. Receipt of payments and benefits under the CIC Agreements is subject to execution by the affected executive of a customary release and an agreement containing confidentiality, non-solicitation and non-competition obligations.

Item 9.01	Financial Statements and Exhibits

9.01 (b) Pro Forma Financial Statements

The Unaudited Pro Forma Condensed Consolidated Income Statements for the six-months ended June 30, 2008 and years ended December 31, 2007, 2006 and 2005, the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2008, and the Notes to the Unaudited Pro Forma Financial Statements are included as Exhibit 99.1 of this Current Report on Form 8-K.

These unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or the financial position that would have been achieved had the Sale been consummated as of the dates indicated or of the results that may be obtained in the future. These unaudited pro forma condensed consolidated financial statements and the accompanying notes should be read together with Chiquita’s audited consolidated financial statements and accompanying notes as of and for the year ended December 31, 2007, and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in Chiquita’s Annual Report on Form 10-K for the year ended December 31, 2007, as well as in conjunction with Chiquita’s unaudited condensed consolidated financial statements and accompanying notes as of and for the period ended June 30, 2008, and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in Chiquita’s Quarterly Report on Form 10-Q for the period ended June 30, 2008.

9.01(d) Exhibits

10.1 Form of Change in Control Severance Agreement to be entered into by named executive officers.

99.1	Unaudited Pro Forma Condensed Consolidated Income Statements for the six months ended June 30, 2008 and years ended December 31, 2007, 2006 and 2005, and the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 25, 2008	CHIQUITA BRANDS INTERNATIONAL, INC.

	By:	/s/ Brian D. Donnan
Brian D. Donnan
Vice President and Controller
(Chief Accounting Officer)